EXHIBIT 3.1

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

GEEKNET, INC.,
a Delaware corporation

WITH AND INTO

SOURCEFORGE, INC.,
a Delaware corporation

(Pursuant to Section 253 of the General Corporation Law of the State of Delaware)

SourceForge, Inc. (the “Corporation”), a corporation incorporated on the September 21, 1999, pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

1.           That the Corporation is organized and existing under the General Corporation Law of the State of Delaware.

2.           That the Corporation owns 100% of the capital stock of Geeknet, Inc., a Delaware corporation (“Sub”) incorporated on the second day of November, 2009, pursuant to the provisions of the General Corporation Law of the State of Delaware.

3.           That the Corporation determined to merge Sub into itself (the “Merger”) by the resolutions of its board of directors attached hereto as Exhibit A, duly adopted on October 29, 2009.

4.           The Merger shall become effective at 12:01 pm EST on November 4, 2009.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its duly authorized officer on this 3rd day of November, 2009.

SOURCEFORGE, INC.

By:	/s/ Patricia Morris

Name:	Patricia Morris

Title:	Senior Vice President & Chief Financial Officer

EXHIBIT A

Resolutions of the Board of Directors of SourceForge, Inc., a Delaware corporation

October 29, 2009

Merger with Geeknet, Inc.

WHEREAS:  The Company owns 100% of the outstanding capital stock of Geeknet, Inc. (“Geeknet”).

WHEREAS:  The Board desires that Geeknet merge with and into the Company and that the Company possess itself of all the estate, property, rights, privileges and franchises of Geeknet.

NOW, THEREFORE, BE IT RESOLVED:  That the Board hereby authorizes the merger of Geeknet with and into the Company, with the Company continuing as the surviving corporation (the “Merger”).

RESOLVED FURTHER:  That upon the effective time of the Merger, the name of the Company shall be changed from “SourceForge, Inc.” to “Geeknet, Inc.” pursuant to Section 253(b) of the General Corporation Law of the State of Delaware.

RESOLVED FURTHER:  That upon the effective time of the Merger, the Company shall assume any and all assets, obligations and liabilities of Geeknet pursuant to Section 253 of the General Corporation Law of the State of Delaware.

RESOLVED FURTHER:  That each outstanding share of capital stock of Geeknet will be canceled and extinguished upon the effectiveness of the Merger and no consideration shall be issued in exchange therefor.

RESOLVED FURTHER:  That the Authorized Persons be, and hereby are, directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolution to merge Geeknet with and into the Company and assume Geeknet’s liabilities and obligations, and the date of adoption thereof, and to file the same in the office of the Secretary of State of the State of Delaware.

RESOLVED FURTHER:  That the Merger of Geeknet with and into the Company shall become effective upon the filing of the Certificate of Ownership and Merger with the Secretary of State of the State of Delaware as provided for therein.

RESOLVED FURTHER:  That the Certificate of Ownership and Merger in the form attached hereto as Exhibit A be and hereby is approved and adopted in all respects.

RESOLVED FURTHER:  That upon the effective time of the Merger, the Amended and Restated Certificate of Incorporation of the Company, as amended (“Certificate of Incorporation”) in effect immediately prior to the effectiveness of the Merger shall continue to be the Certificate of Incorporation of the Company; provided, however, that Article First of said Certificate of Incorporation shall be amended and restated in its entirety to read as follows:  “The name of this corporation is Geeknet, Inc.”

RESOLVED FURTHER:  That upon the effective time of the Merger, the Bylaws of the Company shall be amended and restated in the form attached hereto as Exhibit B to reflect the Company’s name change.

RESOLVED FURTHER:  That upon the effective time of the Merger, the directors and officers of the Company, as constituted immediately prior to the effectiveness of the Merger, shall continue to be the directors and officers of the Company.

RESOLVED FURTHER: That each stock certificate evidencing the ownership of each share of the common stock of the Company issued and outstanding immediately prior to the effective time of the Merger shall continue to evidence ownership of such shares of the Company.

RESOLVED FURTHER:  That each stock certificate evidencing the ownership of common stock of Company issued anytime after the effective time of the Merger shall be in the form of the stock certificate attached hereto as Exhibit C.